[LETTERHEAD OF KPMG PEAT MARWICK LLP]

                          Independent Auditors' Consent



The Board of Directors
S/S Enchanted Seas and S/S Enchanted Isle:

We consent to the use of our report dated May 7, 1996 of S/S Enchanted Seas and S/S Enchanted Isle (operating units of Effjohn International B.V.) included herein in this registration statement on Form S-l of Commodore Holdings Limited and to the reference to our firm under the heading "Experts" in the prospectus.


                                                       /s/ KPMG Peat Marwick LLP

Ft. Lauderdale, Florida
June 14, 1996